UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 23, 2022

__________________________
Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)
__________________________

Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices) (Zip Code)
516-683-6000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LCUT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, the stockholders of Lifetime Brands, Inc. (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”) to, among other things, increase the number of shares of the Company’s common stock for which awards may be granted under the Plan by 1,180,000. The terms of the Plan, a copy of which is filed as Appendix B to the Company's Definitive Proxy Statement on Schedule 14A filed on April 28, 2022, and the description of the Plan contained in Proposal 4 of such proxy statement, are incorporated herein by reference in their entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”): (i) to elect a board of directors of the ten (10) nominees named in the Proxy Statement, each to serve until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”); (ii) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 (“Proposal 2”); (iii) to approve, on a non-binding advisory basis, the 2021 compensation of the Company’s named executive officers (“Proposal 3”); and to approve an amendment and restatement of the Plan (“Proposal 4”). At the 2022 Annual Meeting, the holders of 20,295,446 votes of the Company’s common stock were represented in person or by proxy, constituting a quorum.

Set forth below are the final voting results with respect to each of the proposals acted upon at the 2022 Annual Meeting including the number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each such proposal.

Proposal 1: Election of Directors

The following ten (10) nominees unanimously recommended by the Company's Board of Directors (the "Board"), each of whom were named in the 2022 Proxy Statement, were elected to serve on the Board to hold office until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based on the following votes:

	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
Jeffrey Siegel	17,683,349	424,883	455	2,186,759
Robert B. Kay	17,745,224	363,008	455	2,186,759
Rachael A. Jarosh	17,533,484	567,843	7,360	2,186,759
John Koegel	17,394,821	706,456	7,410	2,186,759
Cherrie Nanninga	17,294,591	806,886	7,210	2,186,759
Craig Phillips	17,045,574	1,045,399	17,714	2,186,759
Veronique Gabai-Pinsky	17,533,633	567,844	7,210	2,186,759
Bruce G. Pollack	17,508,633	592,644	7,410	2,186,759
Michael J. Regan	17,520,831	580,446	7,410	2,186,759
Michael Schnabel	17,524,266	577,011	7,410	2,186,759

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2022
The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

20,240,385	48,393	6,668	0

Proposal 3: Approval on a non-binding advisory basis, the 2021 compensation of the Company’s named executive officers
The 2021 compensation of the Company’s named executive officers was approved on a non-binding advisory basis, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

16,247,241	1,391,816	469,630	2,186,759

Proposal 4: Approval of an Amendment and Restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan
An amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

17,688,813	409,747	10,127	2,186,759

Item 7.01 Regulation FD Disclosure.

On June 24, 2022, the Company issued a press release announcing the results of the votes cast at the 2022 Annual Meeting and the declaration of a quarterly cash dividend of $0.0425 per share payable on August 15, 2022 to stockholders of record as of the close of business on August 1, 2022 (the “Press Release”). The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

99.1    Press release issued by Lifetime Brands, Inc. on June 24, 2022, announcing the results of the 2022 Annual
Meeting and the declaration of a quarterly cash dividend.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker Senior Vice President – Finance, Treasurer and Chief Financial Officer
Date: June 24, 2022